Exhibit 10.17

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is made as of [Apr 10th], 2024 (the “Effective Date”) by and among Polyrizon Ltd., an Israeli Company number 513637025(the “Company”), and L.I.A pure Capital Ltd. (the “Lender”).

The Lender and the Company shall hereinafter be referred to severally as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company requires an infusion of funds in order to conduct its business activities and further facilitate its wish to list its shares for trading on the NASDAQ; and

WHEREAS, the Company has requested the Lender, and the Lender has agreed to extend a facility loan to the Company of a total amount of up to US$ 250,000 (Two hundred and fifty thousand USD) (the “Facility Amount”).

WHEREAS, the Lender is willing to make the Facility Amount available to the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Loan.

1.1	Loan. The Lender has agreed to lend, and the Company has agreed to borrow from the Lender, from time to time, an amount or amounts which shall in aggregate not exceed the Facility Amount. The principal of the loan under this Agreement shall be the total amounts actually drawn down and received by the Company under this Agreement at any given time (the “Principal” and together with the Interest, the “Loan”).

1.2	The Principal shall be made available by the Lender in several installments, from time to time, according to the needs and requirements of the Company. The installments shall be transferred to the Company’s designated bank account or to any other third-party at the request of the Company. Following receipt by the Company of each installment, the Parties hereto shall update the withdrawal schedule attached as Exhibit A to this Agreement.

2.	Interest

2.1	The Principal shall bear simple interest at an annual rate of 4% (the “Interest”).

2.2	The Interest shall be paid immediately following the earlier to occur of (i) the closing date of the IPO (as defined below), or (ii) the Maturity Date (as defined below).

2.3	The Interest shall be calculated from the date on which each amount of the Principal was drawn down by the Company in accordance with Exhibit A.

3.	Conversion

3.1	Repayment. The Loan shall not be subject to repayment (other than pursuant to Section 4 hereof), and rather shall be convertible into equity securities of the Company, as provided hereunder. Immediately upon conversion of the Loan, the Company shall be released from any obligation hereunder.

3.2	Conversion upon Maturity Date. If the Loan has not been repaid prior to the lapse of twenty-four (24) months following the Effective Date (the “Maturity Date”), at the Maturity Date, the entire Loan (which for avoidance of doubt shall include the Interest) shall automatically be converted into such number of the most senior class of shares of the Company then outstanding, equal to the Loan divided by the lowest price per share actually paid to the Company in the most recent share purchase agreement prior to the Maturity Date, for such most senior class of shares of the Company then outstanding, rounded up to the nearest whole number. The closing of such conversion shall occur on the Maturity Date with no further action to be taken by either Party hereto.

3.3	Mechanics of Conversion.

3.3.1.	No fractional shares shall be issued to a Lender, and the Company shall pay to the Lender in cash any amount of the outstanding Loan not converted into equity of the Company.

3.3.2.	The Company shall, immediately upon any conversion of the Loan, issue and allot to the Lender such number and class of the shares to which the Lender shall be entitled to upon conversion of the Loan pursuant to the terms of this Agreement.

4.	IPO.

In the event that an initial public offering of the Company’s shares on the NASDAQ (the “IPO”), should occur prior to the Maturity Date, then within 14 days following the closing of the IPO, the Lender will receive an amount equal to the then outstanding Loan.

5.	Event of Default. Notwithstanding anything herein to the contrary, the entire Loan shall become immediately due and payable to the Lender upon the occurrence of an Event of Default. For the purposes of this Agreement, an “Event of Default” shall be deemed to exist upon the occurrence of any of the following: (i) the commission of any act of liquidation or dissolution by the Company; (ii) the execution by the Company of a general assignment for the benefit of creditors; (iii) the filing against the Company of any petition for liquidation or any petition for relief under the provisions of any applicable legislation for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more; (iv) the temporary or permanent appointment of a receiver, trustee or liquidator to take possession of a substantial portion of the property or assets of the Company without dismissal for a period of sixty(60) days or more; (v) a petition of voluntary liquidation is filed by the Company. The Company shall upon the occurrence of an Event of Default, promptly inform the Lender of the occurrence of any Event of Default.

6.	Representations and Warranties of the Company.

The Company hereby represents and warrants to the Lender, and acknowledges that the Lender is entering into this Agreement in reliance thereon, that as of the date hereof:

6.1	Organization. The Company is duly organized, validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Company has all requisite power and authority to execute and deliver this Agreement. The Company does not require franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, other than those which it has already obtained.

6.2	Authorization; Approvals. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all of Company’s obligations under this Agreement has been taken. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with its terms.

6.3	Governmental Consents. The Company is not required to obtain any consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby. There is no order, writ, injunction or decree of any court, government or governmental agency affecting the Company or any of its businesses, assets or interests, in a material adverse manner.

7.	Representation and Warranties of the Lender.

The Lender represents and warrants to the Company that:

7.1	If the Lender is a corporation, all corporate action on the part of the Lender necessary for the authorization, execution, delivery, and performance of all of Lender’s obligations under this Agreement has been taken. This Agreement, when executed and delivered by or on behalf of the Lender, shall constitute the valid and legally binding obligations of the Lender, legally enforceable against the Lender in accordance with its terms.

7.2	The Lender is providing the Principal to the Company for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with the distribution thereof.

7.3	The Lender has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the transactions evidenced by this Agreement. The Lender hereby acknowledges that it had to the opportunity to ask questions pertaining to the Company, its business, financial status and prospects and has made an informed decision regarding its provision of the Principal hereunder.

8.	Miscellaneous.

8.1	Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2	This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, excluding the body of law pertaining to conflict of law. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent courts of Tel-Aviv.

8.3	Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred any Lender without the prior consent in writing of the Company.

8.4	This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. This Agreement supersedes all other agreements, understandings, consents, undertakings, representations, warranties, oral or written, exchanged or signed between the parties, whether prior to this date or thereafter, with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the execution of a written amendment to this Agreement to be signed by the Parties.

8.5	All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be sent mailed by registered or certified mail, postage prepaid, or by electronic mail, or otherwise delivered personally or by courier, to the respective addresses of the parties set out in the preamble to this Agreement or to such other address, or to the attention of such other person, with respect to a party as such Party shall notify the other Parties in writing as above provided.

8.6	No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.7	If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.8	Each party hereto will bear its own fees and expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

8.9	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

8.10	Signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

IN WITNESS WHEREOF the parties have signed this Convertible Loan Agreement in one or more counterparts as of the date first hereinabove set forth.

Polyrizon Ltd.		Lender’s Name: L.I.A. Pure Capital Ltd.

By:	/s/ Tomer Izraeli	By:	/s/ Kfir Silberman
Title:	CEO	Title:	CEO

Exhibit A

Withdrawal Schedule

Loan Amount	Loan Extension Date
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